UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2012

VULCAN MATERIALS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	001-33841	20-8579133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Urban Center Drive
Birmingham, Alabama 35242
(Address of principal executive offices) (zip code)

(205) 298-3000
Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Vulcan Materials Company (the “Company”) was held on June 1, 2012, in Birmingham, Alabama.  There were 129,389,563 shares of common stock of the Company eligible to be voted at the Annual Meeting and 108,542,794 shares represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

According to final, certified results provided by IVS Associates, Inc. (“IVS”), the independent inspector of elections for the 2012 Annual Meeting, shareholders present in person or by proxy voted on each proposal presented as follows (there were no broker non-votes reported):

(1)                                  Election of Four Directors to Vulcan’s Board:

Director	For	Withheld
Phillip W. Farmer	82,903,684	25,598,382
H. Allen Franklin	89,031,013	19,471,053
Richard T. O’Brien	89,560,174	18,941,892
Donald B. Rice	82,400,566	26,101,500

(2)                                  Advisory vote on executive compensation (Say on Pay).

For	Against	Abstentions
101,399,930	6,378,612	723,277

(3)                                  Ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for the fiscal year ending December 31, 2012.

For	Against	Abstentions
106,412,466	1,810,391	319,937

(4)                                  The advisory shareholder proposal submitted by United Brotherhood of Carpenters and Joiners of America regarding majority voting for director elections.

For	Against	Abstentions
66,664,416	41,045,899	791,510

(5)                                  The advisory shareholder proposal submitted by Illinois State Board of Investment regarding the declassification of the Company’s board of directors.

For	Against	Abstentions
79,699,608	28,006,831	795,382

(6)                                  The advisory shareholder proposal submitted by Gerald Armstrong regarding the elimination of super-majority voting.

For	Against	Abstentions
72,580,268	35,072,685	849,105

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VULCAN MATERIALS COMPANY
(Registrant)

Dated: June 1, 2012	By:	/s/ Robert A. Wason IV
Robert A. Wason IV